EXHIBIT 99.1

Kona Grill Reports First Quarter Results

Opened Restaurant in Woodbridge, New Jersey Yesterday

SCOTTSDALE, Ariz., April 29, 2009 (GLOBE NEWSWIRE) -- Kona Grill, Inc. (Nasdaq:KONA), an American grill and sushi bar, today reported results for its first quarter ended March 31, 2009.

First Quarter 2009 Highlights Include:

  --    Opened restaurant in Richmond, Virginia
  --    Restaurant sales increased 7.5% to $19.5 million
  --    Same-store sales decreased 9.6%
  --    Restaurant operating profit margin of 15.7%

"Our first quarter performance is reflective of the challenging conditions that continue to affect the entire restaurant industry. While the economic environment remains unstable, we remain focused on driving sales through our Perfect Pairings lunch promotions, an expanded happy hour menu, along with other new menu offerings that will be rolled out later this Spring. We are also doing our utmost to manage costs within our control and utilize all of our available resources in the most responsible manner possible," said Marcus E. Jundt, Chief Executive Officer of Kona Grill.

First Quarter 2009 Financial Results

Restaurant sales increased 7.5% to $19.5 million from $18.1 million during the same quarter last year. The increase in restaurant sales during the first quarter reflects additional revenue from four stores opened since June 2008, partially offset by an overall reduction in guest traffic. Restaurant sales reflect a 9.6% decrease in same-store sales compared to a 2.4% decrease in the prior year period.

Average weekly sales for the 15 restaurants in the comparable base were $73,347 during the first quarter of 2009, compared to $81,122 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open for the entire first quarter of 2009 were $66,331 versus $80,106 last year.

Net loss for the first quarter was ($1.1) million, or ($0.17) per diluted share, based upon 6.5 million diluted shares. This compares to net loss of ($0.7) million, or ($0.10) per diluted share, for the same period last year, based upon 6.6 million diluted shares.

Financial Guidance

For the second quarter of 2009, the Company forecasts restaurant sales of $20.5 million to $21.5 million and a net loss of ($0.5) million to ($1.0) million, or ($0.07) to ($0.13) per diluted share based upon 7.5 million weighted average shares post rights offering.

Conference Call

The Company will host a conference call to discuss first quarter 2009 financial results today at 5:00 PM ET. The call will be webcast live from the Company's website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-888-221-9591 or 1-913-312-6670 for international callers. A replay of the call will be available until Wednesday, May 6, 2009, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 4763165.

Woodbridge, New Jersey Restaurant Opening

On April 28, 2009, the Company opened a restaurant in Woodbridge, New Jersey, its second location in the Northeast. The restaurant is adjacent to the Woodbridge Hotel and Conference Center on Route 1 South, and is situated in a vibrant commercial district that is the home to several national and international corporate headquarters.

About Kona Grill

Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar and is open daily for lunch and dinner. For further information, please visit our website at www.konagrill.com

Forward-Looking Statements

The financial guidance we provide for our second quarter 2009 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as "may," "will," "anticipates," "expects," "believes," "intends," "should," or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission.

                           KONA GRILL, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                           March 31,      December 31,
                                             2009             2008
                                         -------------    ------------
                                          (Unaudited)

 ASSETS
   Current assets                        $       4,517    $      4,765
   Long-term investments                         6,513           6,491
   Other assets                                    788             794
   Property and equipment, net                  55,353          53,504
                                         -------------    ------------
   Total assets                          $      67,171    $     65,554
                                         =============    ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                   $      14,884    $     12,418
   Long-term obligations                        17,575          17,538
   Stockholders' equity                         34,712          35,598
                                         -------------    ------------
   Total liabilities and
    stockholders' equity                 $      67,171    $     65,554
                                         =============    ============

                            KONA GRILL, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)

                                         Three Months Ended March 31,
                                        ------------------------------
                                             2009             2008
                                        ------------      ------------
                                                  (Unaudited)

  Restaurant sales                       $    19,455       $    18,103
  Costs and expenses:
    Cost of sales                              5,097             5,193
    Labor                                      6,749             6,127
    Occupancy                                  1,520             1,256
    Restaurant operating expenses              3,030             2,588
    General and administrative                 1,887             1,852
    Preopening expense                           500               178
    Depreciation and amortization              1,741             1,566
                                        ------------      ------------
  Total costs and expenses                    20,524            18,760
                                        ------------      ------------
     Loss from operations                     (1,069)             (657)
   Nonoperating income (expense):
     Interest income and other, net               48               204
     Interest expense                            (32)              (34)
                                        ------------      ------------
  Loss from continuing operations
   before provision for income taxes          (1,053)             (487)
  Provision for income taxes                      30                75
                                        ------------      ------------
  Loss from continuing operations             (1,083)             (562)
  Loss from discontinued
   operations, net of tax                        (13)             (111)
                                        ------------      ------------
  Net loss                               $    (1,096)      $      (673)
                                        ============      ============

  Net loss per share - Basic:
    Continuing operations                $     (0.17)      $     (0.08)
    Discontinued operations                       --             (0.02)
                                        ------------      ------------
  Net loss                               $     (0.17)      $     (0.10)
                                        ============      ============

  Net loss per share - Diluted:
    Continuing operations                $    (0.17)       $     (0.08)
    Discontinued operations                       --             (0.02)
                                        ------------      ------------
  Net loss                               $     (0.17)      $     (0.10)
                                        ============      ============

  Weighted average shares used in
   computation:
     Basic                                     6,512             6,609
                                        ============      ============
     Diluted                                   6,512             6,609
                                        ============      ============

Reconciliation of Restaurant Operating Profit to Loss from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure (in thousands).

                                         Three Months Ended March 31,
                                         ----------------------------
                                            2009              2008
                                         ----------        ----------

 Restaurant sales                         $ 19,455          $ 18,103
 Costs and expenses:
   Cost of sales                             5,097             5,193
   Labor                                     6,749             6,127
   Occupancy                                 1,520             1,256
   Restaurant operating expenses             3,030             2,588
                                         ----------        ----------
 Restaurant operating profit                 3,059             2,939
                                         ----------        ----------
 Deduct - other costs and expenses:
   General and administrative                1,887             1,852
   Preopening expense                          500               178
   Depreciation and amortization             1,741             1,566
                                         ----------        ----------
 Loss from operations                     $ (1,069)         $   (657)
                                         ==========        ==========

                                       Percentage of Restaurant Sales
                                       ------------------------------
                                        Three Months Ended March 31,
                                       ------------------------------
                                           2009              2008
                                       ------------      ------------

 Restaurant sales                            100.0%            100.0%
 Costs and expenses:
   Cost of sales                              26.2              28.7
   Labor                                      34.7              33.8
   Occupancy                                   7.8               6.9
   Restaurant operating expenses              15.6              14.3
                                       ------------      ------------
 Restaurant operating profit                  15.7              16.3
                                       ------------      ------------
 Deduct - other costs and expenses:
   General and administrative                  9.7              10.2
   Preopening expense                          2.6               1.0
   Depreciation and amortization               8.9               8.7
                                       ------------      ------------
 Loss from operations                         (5.5)%            (3.6)%
                                       ============      ============

CONTACT:  ICR
          Investor Relations Contact:
          Raphael Gross
          203.682.8200